UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: October 26, 2012

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Introduction

On October 26, 2012, General Moly, Inc. (the “Company”) signed a Subordinated Loan Agreement with Hanlong (USA) Mining Investment, Inc. (“Hanlong”), an affiliate of Sichuan Hanlong Group, a large privately held Chinese company, for up to $125.0 million.  Hanlong is a stockholder in the Company pursuant to the Securities Purchase Agreement, dated as of March 4, 2010, as amended, and has provided a bridge loan to the Company pursuant to the Bridge Loan Agreement, dated as of March 4, 2010, as amended, which agreements have been previously disclosed.  In connection with the Subordinated Loan Agreement, on October 26, 2012, we also issued a Common Stock Purchase Warrant (the “Warrant”) to Hanlong for the purchase of up to 10 million shares of common stock in the Company and signed Amendment No. 1 (the “Stockholder Agreement Amendment No. 1”) to the Stockholder Agreement dated as of December 20, 2010, between the Company and Hanlong.

The Subordinated Loan Agreement is intended to provide the Company with additional capital to develop the Mt. Hope Project, a molybdenum deposit near Eureka, Nevada.  An indirect 80% interest in the Mt. Hope Project is the Company’s primary asset.

Subordinated Loan

Pursuant to the Subordinated Loan Agreement, Hanlong has agreed to provide a credit facility of up to $125.0 million (the “Subordinated Loan”).  The Subordinated Loan will be subordinated to a term loan in the approximate amount of $665 million (the “Term Loan”) that the Company is negotiating with the China Development Bank (“CDB”).  Funding under the Subordinated Loan Agreement will be a non-revolving term loan available in two tranches.  Tranche A, in the amount of $75.0 million, will be available to the Company during the Mt. Hope Project’s construction period after the full advance of the Term Loan.  Tranche B, in the amount of $50.0 million, will be available during the six month period following commencement of commercial production at the Mt. Hope Project.  Tranche A of the Subordinated Loan can be reduced to the extent equipment is leased by the Mt. Hope Project, with the consent of the Term Loan lender(s).  In exchange for the Subordinated Loan, the Company issued the Warrant and will pay a fee to Hanlong in the amount of $6.3 million, payable at the earlier of the closing of the Term Loan, upon receiving exercise or additional financing of at least $8.0 million, or October 26, 2014, if the Subordinated Loan is in effect.

Both Tranche A and Tranche B will mature 5 years after the commencement of commercial production at the Mt. Hope Project and will have mandatory payments of 50% of the Company’s semi-annual free net cash flow after debt service payments on the Term Loan and any other Mt. Hope Project funding requirements.  The Subordinated Loan will be secured by a subordinated lien on the Company’s assets, including its 80% interest in the Mt. Hope Project, and will bear interest at 6-month LIBOR plus 4%, with interest paid semi-annually.

The Subordinated Loan Agreement has covenants that are customary for subordinated credit facilities and will contain additional covenants required to effect subordination to the Term Loan satisfactory to the holders of the Term Loan. Advances under the Subordinated Loan Agreement are subject to a number of conditions precedent, such as accuracy of representations and warranties, compliance with covenants, absence of default and full advance of the Term Loan.  Consent of the holders of the Term Loan to the subordination and other provisions of the subordinated facility will also be required.  Hanlong and the Company have agreed to amend the representations and warranties, covenants and events of default in order to correspond with similar provisions in the Term Loan and to satisfy requirements of the holders of the Term Loan.  Following such amendments, the Company does not expect that the Subordinated Loan Agreement and related security documents will be materially more restrictive than those in the Term Loan.  Hanlong is permitted to propose a third party lender or syndication of third parties to lend under the Subordinated Loan, and the Company agrees to make a good faith review of the acceptability of such proposed third parties.

The foregoing description of the Subordinated Loan Agreement is qualified in its entirety by reference to the full text of the Subordinated Loan Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Warrant

As noted above, the Warrant was issued in connection with the Subordinated Loan Agreement.  The Warrant will be exercisable beginning on April 26, 2013, and has a 2.5 year maturity from the issuance date of October 26, 2012.  The exercise price is $4.23 per share, which is a 15% premium to the volume weighted average price of the Company’s common stock for the 10 trading days before October 26, 2012.  If fully exercised, the aggregate exercise price for the warrant would be $42.3 million.  The Company has agreed to use commercially reasonable efforts, upon Hanlong’s written request, to register the shares receivable upon exercise of the Warrant.

The foregoing description of the Warrant is qualified in its entirety by reference to the full text of the Common Stock Purchase Warrant, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

On October 29, 2012, the Company issued a press release announcing the Subordinated Loan and the Warrant.  A copy of the press release is attached hereto as Exhibit 99.1.

Amendment No. 1 to Stockholder Agreement

The Stockholder Agreement Amendment No. 1 was entered in connection with the Subordinated Loan Agreement.  The Stockholder Agreement Amendment No. 1 provides that the Warrant or shares issued pursuant to the Warrant will not be included in the calculation of Hanlong’s beneficial ownership under provisions in the Stockholder Agreement or other agreements entered into by the Company and Hanlong prior to October 26, 2012.  The Stockholder Agreement Amendment No. 1 also provides that the Warrant will be subject to the rights and restrictions of the Stockholder Agreement except the restrictions on disposition, pledges and encumbrances.

The foregoing description of the Stockholder Agreement Amendment No. 1 is qualified in its entirety by reference to the full text of the Common Stock Purchase Warrant, a copy of which is filed as Exhibit 10.3 hereto and incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Subordinated Loan under the heading “Subordinated Loan” in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02                   Unregistered Sales of Equity Securities

The description of the Warrant under the heading “Warrant” in Item 1.01 above is hereby incorporated by reference into this Item 3.02.  The securities were offered and sold pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

Item 9.01                   Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1	Subordinated Loan Agreement dated as of October 26, 2012, by and between General Moly, Inc. and Hanlong (USA) Mining Investment, Inc.
10.2	Common Stock Purchase Warrant issued to Hanlong (USA) Mining Investment, Inc. on October 26, 2012.
10.3	Amendment No. 1 to Stockholder Agreement dated as of October 26, 2012, by and between General Moly, Inc. and Hanlong (USA) Mining Investment, Inc.
99.1	Press Release of General Moly, Inc. dated October 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: October 31, 2012	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer